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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 3, 2005

MAGNA ENTERTAINMENT CORP. (Exact Name of Registrant as Specified in its Charter)
Delaware (State or Other Jurisdiction of Incorporation)
000-30578 (Commission File Number)	98-0208374 (I.R.S. Employer Identification No.)
337 Magna Drive, Aurora, Ontario, Canada	L4G 7K1

(Address of Principal Executive Offices)	(Zip Code)
(905) 726-2462 (Registrant's Telephone Number, Including Area Code)
Not Applicable (Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The registrant's Board of Directors has approved a revised compensation schedule for its outside directors effective January 1, 2005. Directors who are not officers or employees of the registrant or any of its affiliates will be paid an annual retainer (or pro rata portion for directors who served less than 12 months in a calendar year) of $30,000 in Class A Subordinate Voting Stock of the registrant (paid annually in arrears) and $10,000 in cash paid quarterly in advance, for their service as directors, together with a fee of $1,500 for attendance at each meeting of the Board. The registrant's outside directors will also be paid an annual committee retainer of $5,000 (Committee Chairmen receive a $15,000 annual retainer) and a fee of $1,500 for attendance at each meeting of each Committee of the Board on which they serve. Compensation for Board and Committee work and travel days ($2,000 per day) and for the execution of written resolutions ($250) will also be paid to the registrant's outside directors. In addition, the registrant's directors receive at the beginning of their service as directors and each 5 years thereafter, stock options to acquire 10,000 shares of the registrant's Class A Subordinate Voting Stock, 20% of which vest immediately and the balance of which vest at a rate of 20% per annum thereafter.

The registrant entered into an employment letter with W. Thomas Hodgson, its President and Chief Executive Officer on March 22, 2005 (the "Hodgson Letter"). Under the Hodgson Letter, Mr. Hodgson is entitled to a base salary of $300,000 and a guaranteed bonus of $200,000 for 2005 (to be superseded by a mutually agreeable bonus arrangement for 2006 onwards), and is subject to confidentiality obligations, non-competition covenants and a termination provision permitting his employment to be terminated by the registrant by giving 12 months advance written notice of termination or by paying a retiring allowance equal to one year of salary instead. Mr. Hodgson's employment agreement also provides for the grant of stock options to purchase 300,000 shares of the registrant's Class A Subordinate Voting Stock.

The registrant entered into an employment agreement with Paul Celucci, its Executive Vice-President, Corporate Development, on February 3, 2005 (the "Cellucci Letter"). Under the Cellucci Letter, Mr. Cellucci is entitled to a base salary of $515,000 and a guaranteed bonus of $250,000 per annum (until a mutually agreeable profit sharing arrangement is determined), and is subject to confidentiality obligations, non-competition covenants and a termination provision permitting his employment to be terminated by the registrant by giving 12 months advance written notice of termination or by paying a retiring allowance equal to one year of salary (inclusive of Guaranteed Bonus) instead. Mr. Cellucci's employment agreement also provides for the grant of stock options to purchase 75,000 shares of Class A Subordinate Voting Stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP. (Registrant)
May 9, 2005	By:	/s/ BLAKE S. TOHANA Blake S. Tohana, Executive Vice-President and Chief Financial Officer

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SIGNATURES